BANK TRANSACTION AGREEMENT


     THIS AGREEMENT is entered into by and between DCRI L.P. No. 2, Inc., a Texas corporation (the "Company"), J. Michael Moore ("Moore") and Diversified Corporate Resources, Inc., a Texas corporation ("DCRI").


                              W I T N E S S E T H:

     WHEREAS, the Company plans to borrow from Compass Bank, a Texas state chartered banking institution (the "Bank"), up to $500,000 in one or more loan transactions (collectively the "Loan Transaction"), pursuant to which (a) the Company will pledge as collateral approximately 165,000 shares of common stock (the "Common Stock") of DCRI, (b) Moore will guarantee the repayment of all amounts pursuant to the Loan Transactions, and (c) the Company and Moore will execute such documents (collectively the "Loan Documents") as shall be required of them by the Bank; and

     WHEREAS, the Bank will not fund the Loan Transaction unless the Company agrees to enter into a note purchase document (the "Note Purchase Agreement") pursuant to which the Company will be obligated to purchase the Loan Documents if the Company defaults in the repayment of the amount loaned to the Company by the Bank pursuant to the Loan Transaction; and

     WHEREAS, Moore owns all or substantially all of the capital stock of the Company, and the Company owns a substantial portion of the issued and outstanding shares of Common Stock; and

     WHEREAS, the parties hereto have reached an agreement as to various matters related to the Note Purchase Agreement; and

     WHEREAS, the purpose of this Agreement is to set forth the understandings of the parties related to the matters covered by this Agreement.

     NOW, THEREFORE, for good and valuable consideration received, the parties do hereby contract and agree as follows:

1. At the time of execution of this Agreement, Moore and the Company shall execute and deliver to DCRI such documents as shall be required by the terms of this Agreement including, but not by way of limitation, the following: (a) a Security Agreement in the form as attached hereto as Exhibit "A"; and (b) a UCC-1 Financing Statement in the form as attached hereto as Exhibit "B".

2. Both the Company and Moore acknowledge that there is a possibility that the Company may default in its obligations in connection with the Loan Transaction and that DCRI may be required to purchase the Loan Documents from the Bank. As a consequence, the Company agrees to pledge to DCRI additional collateral as herein provided. Subject to the terms of this Agreement, the Company and/or Moore shall and do hereby assign, pledge, convey and hypothecate to DCRI 50,000 shares of Common Stock (the "Shares"). At such time as the Loan Transaction has been paid in full, DCRI will return the Shares to the Company and release its lien on the Shares.

3. As consideration to DCRI for entering into the Note Purchase Agreement transaction, the Company and Moore agree as follows:

         a. The Company shall and do hereby sell, assign, convey and deliver 5,000 shares of Common Stock to DCRI without any consideration required to be paid by DCRI to the Company in the form of purchase price for such stock.

          b. Moore will use part of the proceeds from the Loan Transaction to exercise options to purchase 72,500 shares of Common Stock from DCRI.

          c. Moore shall and does hereby waive the right to purchase, at $2.50 per share, options to purchase 5,000 shares of Common Stock which were granted to Moore by the Board of Directors of DCRI in 1996.

4. Each of the parties hereto agree to execute such documents as shall be reasonably necessary to carry out the purpose and intent of this Agreement of and to the extent requested to do so by one or more of the other parties to this Agreement.

5.   Representations and Warranties.

          a. The Company and Moore shall and does hereby represent and warrant to DCRI as follows:

               i. The Company is a corporation duly organized and legally existing in good standing under the laws of the State of Texas.

               ii. The Company and Moore have the full power and authority to deliver and perform this Agreement and the transactions contemplated by both this Agreement and the Loan Documents.

               iii. Except with respect to the ownership  claim of Donald Ditto, the Company owns the Shares free and clear of any and all liens, claims or other encumbrances.

               iv. The Company and Moore expect that the Company will be able to repay the Secured Notes in full at the time such obligations become due and payable.

          b. DCRI shall and does hereby represent and warrant to the Company and Moore as follows:

               i. DCRI is a corporation duly organized and legally existing in good standing under the laws of the State of Texas.

               ii. DCRI has the full corporate power and authority to execute, deliver and perform this Agreement and the transactions contemplated by this Agreement.

6. The Company and Moore will use the loan proceeds from the Loan Transactions to fund those obligations as represented to the Bank and the Board of Directors of DCRI including, but not by way of limitation, (a) exercise of stock options by Moore to purchase shares of common stock of DCRI, (b) payment of legal fees, and (c) payment of taxes.

7. In the event DCRI does in fact purchase the Loan Documents from the Bank, DCRI hereby covenants and agrees to amend the Loan Documents to provide (a) the Company shall have thirty (30) days from the date of closing of DCRI purchasing the Loan Documents from the Bank, to pay in full all amounts then due and payable with respect to the Secured Notes and, if the Company does in fact make such payment in a timely fashion, the Company shall not be deemed to be in default under the terms of the Secured Notes, and (b) the Company will have thirty (30) days to cure non-monetary defaults under the Loan Documents, instead of the ten (10) day curative period as now provided in the Loan Documents.

8. The representations, warranties, covenants and agreements made in this Agreement or any certificate or instrument delivered in connection herewith shall survive the closing of the transactions contemplated by this Agreement.

9. The parties hereto agree to execute such additional instruments and/or documents as shall be reasonable requested by the other party to carry out the purpose and intent of this Agreement.

10. Any notices or other circumstances required or permitted hereunder shall be sufficiently given if sent by certified mail, express mail service or overnight delivery service, postage prepaid, addressed as follows:


                               If to the Company:

                               DCRI L.P. No. 2, Inc.
                               12801 North Central expressway
                               Suite 350
                               Dallas, Texas  75243
                               Attn:  J. Michael Moore


                               If to J. Michael Moore:

                               J. Michael Moore
                               5919 Club Hill Place
                               Dallas, TX  75248
                               Attn:  J. Michael Moore


                               If to Diversified Corporate Resources, Inc.:

                               Diversified Corporate Resources, Inc.
                               12801 North Central Expressway
                               Suite 350
                               Dallas, Texas  75243
                               Attn:  M. Ted Dillard, Secretary


     Or such other address as shall be furnished in writing by either party, and such notice or communication shall be deemed to have been given five days after the date of mailing if mailed prepaid and properly addressed.

11. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and there respective successors, heirs and assignees, provided that this Agreement may not be assigned by either party without the consent of the other party.

12. This Agreement may not be amended unless in writing signed by both of the parties hereto.

13. This Agreement may be executed in one or more counterparts, each of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

14. One party may extend the time or waive the performance of any of the obligations of the other party, waive any inaccuracies in the representations or warranties by the other party, or waive compliance by the other party with any of the covenants or conditions contained in this Agreement. Any such extension or waiver shall be in writing and signed by an authorized representative of the respective party. Any such extension or waiver shall not act as a waiver or an extension of any other provisions of this Agreement.

15. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective heirs, representatives, successors and assignees, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provisions give any third persons any rights of subrogation or action over or against any party to this Agreement.

16. Upon request of either of the parties hereto, all disputes, claims or controversies of any kind (herein referred to as "Disputes") between the parties hereto, with respect to this Agreement, shall be resolved by binding arbitration in accordance with the terms of this Agreement. All Disputes (a) shall be resolved by a binding arbitration administered by the American Arbitration Association (the "AAA") in accordance with the terms of this provision of the Agreement, and (b) shall be decided by a majority vote of three arbitrators, one each to be chosen by The Company and by DCRI and the third arbitrator to be selected by the two arbitrators selected by the parties. A judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction. The fees and expenses of the arbitrator designated by a party shall be the responsibility of such party. The fees and expenses of the third arbitrator shall be allocated in the manner set forth in the award rendered by the arbitrators.

17. Each party hereto agrees to pay their own fees, expenses and disbursements in connection with this Agreement.

18. This Agreement (including the schedules attached hereto) and the documents delivered pursuant hereto constitute the entire agreement and understanding between the parities and supersede any prior agreements and understandings relating to the subject matter hereof.

19. This Agreement shall be governed by and interpreted in accordance with the laws of the Texas.

         IN WITNESS WHEREOF, this Agreement has been executed by each of the parties hereto effective as of the 12th day of January 1999.


                                           DCRI L.P. No. 2, Inc.



                                           By:        /s/ J. Michael Moore
                                                     ---------------------------
                                                     J. Michael Moore, President






                                           Diversified Corporate Resources, Inc.



                                           By:       /s/ M. Ted Dillard
                                                     ---------------------------
                                                     M. Ted Dillard, Secretary






                                          /s/ J. Michael Moore
                                         ---------------------------------------
                                         J. Michael Moore, Individually





5